ELEVENTH AMENDED AND

RESTATED BYLAWS

OF

HEALTH NET, INC.

ARTICLE I
OFFICES

Section 1 Registered Office. The registered office of Health Net, Inc. (the “Corporation”) in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Corporation.

Section 2 Executive Offices. The Corporation will maintain its executive offices in such location as may be determined by the Corporation’s board of directors (the “Board of Directors”).

Section 3 Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or outside of the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation requires.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1 Place of Meeting. Meetings of stockholders of the corporation (the “Stockholders”) shall be held at any place within or outside the State of Delaware designated by the Board of Directors; provided that the Board of Directors may, in its sole discretion, determine that a meeting of the Stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “GCL”). In the absence of any such designation or determination in connection with a meeting of Stockholders, such meeting shall be held at the principal executive office of the Corporation.

Section 2 Annual Meetings. The annual meeting of the Stockholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on the second Friday of May each year at 10:00 a.m. (local time, as in effect in the place where such meeting is to be held, or, if such meeting is to be held solely by means of remote communication in the manner authorized by the GCL, as in effect in the place where the Corporation’s principal executive office is located), if not a legal holiday under the laws of the place where such meeting is to be held (or, if such meeting is to be held solely by means of remote communication in the manner authorized by the GCL, if not a legal holiday under the laws of the place where the Corporation’s principal executive office is located), and if a legal holiday, then on the next succeeding day not a legal holiday under the laws of that place, or on such other date and at such hour as may be fixed from time to time by a majority of the Board of Directors.

Section 3 Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s common stock (the “Common Stock”) as to dividends or upon liquidation, special meetings of the Stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or by a majority of the members of the Board of Directors. Only the business specified in the notice of any special meeting of the Stockholders shall come before such meeting.

Section 4 Notice of Meetings. Written notice of each meeting of the Stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of such meeting to each Stockholder of record entitled to notice of the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States of America mail, postage prepaid, directed to the Stockholder at the Stockholder’s address as it appears on the records of the Corporation. Each notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Without limiting the manner by which notice of any meeting of Stockholders otherwise may be given effectively to Stockholders, any such notice to Stockholders given by the Corporation under applicable law, the Corporation’s certificate of incorporation (the “Certificate of Incorporation”) or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the Stockholder to whom the notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice; (c) if by a posting on an electronic network, together with separate notice to the Stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the Stockholder. For purposes of these Bylaws, “electronic transmission” has the meaning assigned thereto under the GCL.

Notice of any meeting of Stockholders shall be deemed waived by any Stockholder who shall attend the meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice or who shall waive notice thereof as provided in Article X. Notice of adjournment of a meeting of Stockholders need not be given if the time thereof, place, if any, thereof and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.

Section 5 Quorum. The holders of a majority of the votes entitled to be cast by the Stockholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the Stockholders of each class entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders.

Section 6 Adjournments. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the Stockholders, present in person or by proxy, may adjourn the meeting from time to time. Whether or not a quorum is present at such meeting, the chairman of the meeting may adjourn the meeting from time to time. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7 Order of Business. At each meeting of the Stockholders, the Chairman of the Board or, in his absence, the President and Chief Executive Officer or, in his absence, another person designated by the Board of Directors, shall act as chairman.

Section 8 List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least ten (10) days before each meeting of the Stockholders, a complete list of the Stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the Stockholder’s name. The list shall be produced and kept available at the times and places required by law.

Section 9 Voting. Each Stockholder of record of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation shall be entitled at each meeting of the Stockholders to that number of votes for each share of the stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the stock. Unless specifically provided otherwise in the Certificate of Incorporation or in resolutions adopted by the Board of Directors providing for the issuance of a class or series of Common Stock, each Stockholder of record of Common Stock shall be entitled at each meeting of the Stockholders to one vote for each share of the stock registered in that Stockholder’s name on the books of the Corporation:

(a) on the date fixed pursuant to Section 6 of Article VII as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting; or

(b) if no record date shall have been fixed, then at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, then at the close of business on the day next preceding the day on which the meeting is held.

Each Stockholder entitled to vote at any meeting of the Stockholders may authorize not in excess of three (3) persons to act for the Stockholder by a proxy. Any proxy shall be delivered to the Secretary at or prior to the time designated for holding the meeting, but in any event not later than the time designated in the order of business for so delivering proxies. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a Stockholder may authorize another person or persons to act for such Stockholder as proxy, the following shall constitute a valid means by which a Stockholder may grant such authority:

(1) A Stockholder may execute a writing authorizing another person or persons to act for such Stockholder as proxy. Execution may be accomplished by the Stockholder or such Stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(2) A Stockholder may authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided, that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Except as provided in the Certificate of Incorporation, at each meeting of the Stockholders, all corporate actions to be taken by vote of the Stockholders shall be authorized by a majority of the votes cast by the Stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the Stockholders of that class, present in person or represented by proxy, shall be the act of the class.

Unless otherwise required by law or the Certificate of Incorporation or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the Stockholder voting, or by the Stockholder’s proxy, and shall state the number of shares voted.

Section 10 Inspectors. Either the Board of Directors or, in the absence of designation of inspectors by the Board of Directors, the chairman of the meeting of the Stockholders may, in its or such person’s discretion, appoint one or more inspectors to act at any meeting of the Stockholders. The inspectors shall perform such duties as shall be specified by the Board of Directors or the chairman of the meeting. Inspectors need not be Stockholders. No director or nominee for the office of director shall be appointed as an inspector.

Section 11 Consent in Lieu of Meeting. Notwithstanding anything contained in these Bylaws to the contrary, no action required or permitted to be taken at any meeting of Stockholders of this Corporation may be taken by written consent without a meeting of Stockholders.

Section 12 Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of Stockholders held at any time after the 2004 annual meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 12 of Article II and on the record date for the determination of Stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 12 of Article II.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting of Stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Stockholder, to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of Stockholders was mailed or public disclosure of the date of the annual meeting of Stockholders was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting of Stockholders commence a new time period for giving a Stockholder’s notice as described above.

To be in proper written form, a Stockholder’s notice to the Secretary must set forth as to each matter such Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such Stockholder, (c) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such Stockholder, (d) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business and (e) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of Stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12 of Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 12 of Article II shall be deemed to preclude discussion by any Stockholder of any such business. If the chairman of an annual meeting of Stockholders determines that business was not properly brought before the annual meeting of Stockholders in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted.

ARTICLE III
BOARD OF DIRECTORS

Section 1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the Stockholders.

Section 2 Number, Qualification and Election. The Board of Directors shall consist of not less than three (3) nor more than twenty (20) directors, the exact number of which shall be fixed from time to time by the Board of Directors. A majority of the members of the Board shall be persons determined by the Board to be independent directors in accordance with the corporate governance rules of the New York Stock Exchange applicable to the Corporation.

Each of the directors of the Corporation shall hold office for the term for which he is elected and until (a) his successor has been elected and qualified or (b) his earlier death, resignation or removal. At each annual meeting of the Stockholders, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, directors shall be elected to hold office for a term of one (1) year or until the next annual meeting of Stockholders.

Directors need not be Stockholders. Each director to be elected by the Stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the Stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board has not rescinded such determination by the record date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.

For purposes of the paragraph above, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a votes cast either “for” or “against” such director’s election). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of each director. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of each director and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

Section 3 Notification of Nominations. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, only persons who are nominated in accordance with the procedures set forth in this Section 3 of Article III shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at any annual meeting of Stockholders, or at any special meeting of Stockholders called for the purpose of electing directors, (a) by the Board of Directors or (b) by any Stockholder (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 3 of Article III and on the record date for the determination of Stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3 of Article III.

A Stockholder’s nomination shall be made by giving timely notice in proper written form thereof to the Secretary. To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of any nomination for election of a director at the 2004 annual meeting of Stockholders, not less than sixty (60) days nor more than ninety (90) days prior to such meeting; provided, however, that, in the event that less than forty (40) days’ notice or prior public disclosure of the date of such meeting is given or made to the Stockholders, notice by the Stockholder, to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the meeting was mailed or public disclosure was made; (b) in the case of any nomination for election of a director at any other annual meeting of Stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting of Stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Stockholder, to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting of Stockholders was mailed or such public disclosure of the date of the annual meeting of Stockholders was made, whichever first occurs; and (c) in the case of any nomination for election of a director at a special meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of Stockholders was mailed or public disclosure of the date of the special meeting of Stockholders was made, whichever first occurs.

To be in proper written form, a Stockholder’s notice shall set forth in writing: (a) as to each person whom the Stockholder proposes to nominate for election as a director, all information relating to that person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the Stockholder giving the notice, (i) the name and record address, as they appear on the Corporation’s books, of the Stockholder, (ii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the Stockholder, (iii) a description of all arrangements or understandings between the Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the Stockholder, (iv) a representation that the Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and (v) any other information relating to the Stockholder that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary the information required to be set forth in a Stockholder’s notice of nomination which pertains to the nominee.

In the event that a Stockholder seeks to nominate one or more directors, the Secretary shall appoint an inspector, who shall not be affiliated with the Corporation, to determine whether the Stockholder has complied with this Section 3 of Article III. If the inspector shall determine that the Stockholder has not complied with this Section 3 of Article III, then the inspector shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4 Quorum and Manner of Acting. Except as may otherwise be provided by these Bylaws or the Certificate of Incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5 Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 7 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the Board of Directors.

Section 8 Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board of Directors shall be mailed to each director, addressed to the director at the director’s residence or usual place of business or transmitted by electronic means at least one (1) day before the day on which the meeting is to be held or shall be sent to the director at such place by telegraph or given personally or by telephone or telecopy not later than one (1) day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend the meeting without protesting, prior to or at its commencement, the lack of notice. Every notice shall state the time and place but need not state the purpose of the meeting.

Section 9 Order of Business. The Chairman of the Board, elected in accordance with Section 16 of Article III, shall preside at meetings of the Board of Directors, shall call such meetings to order and may adjourn such meetings from time to time. In the absence of the Chairman of the Board, the President and Chief Executive Officer or in his or her absence, the Chairman of the Board’s designee (who shall be a director), shall preside at meetings of the Board of Directors.

Section 10 Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or of the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or of the committee.

Section 12 Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

Section 13 Removal of Directors. Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. A vacancy in the Board of Directors caused by any removal may be filled by the Stockholders at that meeting or as provided in Section 14 of Article III.

Section 14 Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The director elected to fill a vacancy shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal in the manner provided by these Bylaws.

Section 15 Compensation. Each director who shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an “outside director”), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 15 of Article III shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper consideration therefor.

Section 16 Chairman of the Board. The Board of Directors shall elect one of its members to be Chairman of the Board. Except as may otherwise be provided by these Bylaws or the Certificate of Incorporation, the Chairman of the Board shall preside at each meeting of the Board of Directors and as chairman of each meeting of the Stockholders. The Chairman of the Board shall work in cooperation with the President and Chief Executive Officer to prepare agendas and presentations for all meetings of the Board of Directors and of the Stockholders and shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

ARTICLE IV
COMMITTEES

Section 1 Committees. The standing committees of the Board of Directors of the Corporation shall be a Compensation Committee, an Audit Committee, a Finance Committee and a Governance Committee. Members of each committee of the Board of Directors, including committees established under Section 6 of Article IV, shall be designated by the Board of Directors. The Board of Directors shall appoint the chairman and members of each committee on an annual basis.

Section 2 Compensation Committee. The Compensation Committee shall have the composition, powers and responsibilities and shall perform the functions specified in such committee’s charter, as adopted by the Board of Directors.

Section 3 Audit Committee. The Audit Committee shall have the composition, powers and responsibilities and shall perform the functions specified in such committee’s charter, as adopted by the Board of Directors.

Section 4 Governance Committee. The Governance Committee shall have the composition, powers and responsibilities and shall perform the functions specified in such committee’s charter, as adopted by the Board of Directors.

Section 5 Finance Committee. The Finance Committee shall have the composition, powers and responsibilities and shall perform the functions specified in such committee’s charter, as adopted by the Board of Directors.

Section 6 Other Committees. The Board of Directors may designate from among its members one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee.

Section 7 Procedures. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as the committee may deem to be proper. A majority of the members of a committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at a meeting at which a quorum is present shall be the act of the committee. No meeting of any committee of the Board of Directors may be held unless notice has been given and/or waived by the members of the committee. Meetings may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board of Directors shall be called at the request of any member thereof. Notice of each committee meeting of the Board of Directors shall be sent by mail or telegraph, transmitted by electronic means, given by telephone or delivered personally to each member thereof not later than one (1) day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend the meeting without protesting prior to or at its commencement the lack of notice. Any special meeting of any committee of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the members thereof shall be present thereat and shall not protest the holding of the meeting. Any committee of the Board of Directors shall keep written minutes of its proceedings and shall report on its proceedings to the Board of Directors.

ARTICLE V
OFFICERS

Section 1 Election. The officers of the Corporation shall include a President and Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors or, except for the office of President and Chief Executive Officer, by the President and Chief Executive Officer. The Board of Directors or the President and Chief Executive Officer, in its or his discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Each officer of the Corporation shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws and as shall be determined from time to time by the Board of Directors, if such officer was appointed by the Board of Directors, or by the President and Chief Executive Officer, if such officer was appointed by the President and Chief Executive Officer. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be Stockholders or directors of the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or by the President and Chief Executive Officer in accordance with this Section 1 of Article V.

Section 2 Removal. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer other than the President and Chief Executive Officer and the Chairman of the Board may also be removed at any time by the President and Chief Executive Officer.

Section 3 Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the President and Chief Executive Officer or the Secretary. Any resignation shall take effect at the date of receipt of the notice of resignation or at any later date specified therein, but the acceptance of the resignation shall not be necessary to make it effective unless otherwise specified therein.

Section 4 Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to the office.

Section 5 Chairman of the Board. The Chairman of the Board may be designated as the President and Chief Executive Officer of the Corporation, but unless so designated shall not otherwise be considered an officer of the Corporation.

Section 6 President and Chief Executive Officer. The President and Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation, shall work in cooperation with the Chairman of the Board to prepare agendas and presentations for all meetings of the Board of Directors and of the Stockholders and shall see that all orders and resolutions of the Board of Directors are carried into effect. Except as may otherwise be provided by these Bylaws or the Certificate of Incorporation, in the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at all meetings of the Stockholders and the Board of Directors. The President and Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time determine, subject to the terms of applicable employment agreements.

Section 7 Chief Financial Officer. The Chief Financial Officer shall perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the President and Chief Executive Officer or the Board of Directors.

Section 8 Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President and Chief Executive Officer or the Board of Directors.

Section 9 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and duties as shall be prescribed by the President and Chief Executive Officer or the Board of Directors.

Section 10 Secretary. The Secretary shall see that all notices required to be given by the Corporation are duly given and served. The Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on the certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed, and the Secretary shall in general perform all of the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President and Chief Executive Officer or the Board of Directors.

Section 11 Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the President and Chief Executive Officer or the Board of Directors, and in the absence of the Secretary or Treasurer, as the case may be, or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary or Treasurer, respectively, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary or Treasurer, respectively.

ARTICLE VI
INDEMNIFICATION

Section 1 Directors and Officers. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including, but not limited to, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the GCL and any other applicable law as from time to time may be in effect. To the maximum extent permitted by law, the Corporation shall advance expenses (including attorneys’ fees) incurred by any person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon any undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such right of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 of Article VI shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Section 1 of Article VI and the relevant provisions of the GCL and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 2 Agents and Employees. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the GCL and any other applicable law as from time to time may be in effect. Such right of indemnification shall not be deemed to be exclusive of any other right to which such person may be entitled apart from the foregoing provisions.

ARTICLE VII
CAPITAL STOCK

Section 1 Share Certificates and Uncertificated Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of the Corporation by, the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all signatures may be facsimiles if countersigned by a transfer agent or registrar. If any officer, transfer agent or registrar whose manual or facsimile signature is affixed to any certificate ceases to be an officer, transfer agent or registrar, respectively, before the certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were still such at the date of its issue.

Section 2 Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and, in the case of stock represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name such shares of stock stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the Corporation; provided, that whenever any transfer of shares of stock shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the stock ledger entry for the transfer. No transfer of shares of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3 Addresses of Stockholders. Each Stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notice of meetings and all other corporate notices may be served or mailed to such person, and, if any Stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to the person at the person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

Section 4 Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation represented by a certificate shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate. The Corporation may issue to such holder a new certificate or certificates for such shares of stock, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and such transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any certificate or the issuance of a new certificate.

Section 5 Regulations. The Board of Directors may make such additional rules and regulations as it may deem to be expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem to be expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

Section 6 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any right, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of the Stockholders entitled to notice or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII
SEAL

The Board of Directors shall provide a corporate seal, which shall bear the full name of the Corporation and such other words and figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Corporation shall end on the thirty-first (31st) day of December in each year.

ARTICLE X
WAIVER OF NOTICE

Whenever any notice whatsoever is required to be given by these Bylaws, the Certificate of Incorporation or the GCL, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or by electronic transmission, which writing or record of electronic transmission shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed to be equivalent to such notice.

ARTICLE XI
AMENDMENTS

These Bylaws, including this Article XI, may be altered, amended, changed, added to or repealed solely in the manner prescribed by the Certificate of Incorporation.

ARTICLE XII
MISCELLANEOUS

Section 1 Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including, but not limited to, the authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise, and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 1 of Article XII, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

Section 2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors or any such committee shall select.

Section 3 Checks. All checks, drafts, and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.

Section 4 Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem to be necessary or proper so that the Corporation may exercise its powers and rights. In the absence of any such designation, the President and Chief Executive Officer shall have the authority granted under this Section 4 of Article XII.

Section 5 Bylaws Subject to Law and Certificate of Incorporation. Each provision of these Bylaws is subject to any contrary provision contained in the Certificate of Incorporation or of any applicable law as from time to time may be in effect, and, to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as and in any case in which it is inconsistent, but for all other purposes these Bylaws shall continue in full force and effect.

Section 6 Article and Section References. These Bylaws are divided into numbered Articles that are, in certain cases, divided in turn into numbered Sections. Any such Section may be identified by two numbers separated by a period (“.”), with the number to the left of the period being the number of the Article of which such Section constitutes a division, and the number to the right of the period being the number of such Section within such Article. For example, this Section 6 of Article XII of these Bylaws may also be referred to as “Section 12.6,” “Section 12.6 of Article XII,” “Article XII, Section 12.6” or “Article XII, Section 6.” Any reference in these Bylaws to an Article or Section is to an Article or Section of these Bylaws, unless otherwise indicated.

ARTICLE XIII
FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Stockholders, (iii) any action asserting a claim arising pursuant to any provision of the GCL or the Certificate of Incorporation or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine.